Press Release	Source: Vector Intersect Security Acquisition Corporation

Vector Intersect Security Acquisition Corporation Closes $4.75 Million Direct Investment By Catalyst Fund
Wednesday October 15, 11:17 am ET

Use Of Proceeds Anticipated To Be For Share Purchases

RIDGEFIELD PARK, N.J., Oct. 15 /PRNewswire-FirstCall/ -- Vector Intersect Security Acquisition Corporation (OTC Bulletin Board: VTRQ - News), a special purpose acquisition company, today announced that it has closed a private placement of common shares and warrants in the amount of $4.75 million to an affiliate of Catalyst Equity Management, an Israeli-based private equity group that seeks to invest in growth companies as they expand development, production and marketing efforts.

Pursuant to an amendment to the previously disclosed purchase agreement with Catalyst, Catalyst purchased 593,750 common shares at $8.00 per share and warrants to acquire 118,750 shares of the Company's common stock with an exercise price of $8.00 per share. After a holding period of one year, Catalyst will have the option of requiring registration of one third of its shares, followed by similar options after 18 months and two years, respectively. As part of the transaction, Yair Shamir, Chairman and Managing Partner of Catalyst, will join Vector's board of directors. Mr. Shamir is also the Chairman of Israeli Aerospace Industries (IAI) and was recently the Chairman of El Al, Israeli Airlines and lead the privatization process of the firm.

Vector expects to use the proceeds of the private placement for the purpose of acquiring shares in block trades or otherwise through the public markets. The timing, purchase price and the amount of any repurchases will be determined by the Company's management, based on its evaluation of market conditions and other factors.

On February 14, 2008, Vector announced it had reached a definitive agreement to acquire Cyalume Light Technologies, Inc., a leading provider of safety, security and training products for the US other militaries. The acquisition is subject to the approval of existing Vector shareholders, among other closing considerations.

About Vector Intersect Security Acquisition Corp.

Vector Intersect Security Acquisition Corp. is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business in the security and defense industries.

About Cyalume Light Technologies

Cyalume Technologies is the world leader in the chemiluminescent industry. We provide dependable light for uses by militaries, police, fire and other public safety organizations in the U.S., NATO countries and the Middle East. Our chemical lights are depended on in emergencies such as blackouts, industrial accidents, acts of terrorism and natural disasters. We manufacture a full complement of Military grade Cyalume® brand, Industrial grade SnapLight® brand and Consumer grade SafetyBright® brand emergency lighting solutions. The company employs 200 people at its locations in West Springfield Massachusetts and Aix-en-Provence, France.

Safe Harbor

This press release may contain certain forward-looking statements including statements with regard to the future performance of Vector Intersect Security Acquisition Corporation ("Vector"). Words such as "believes," "expects," "projects," and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties that are detailed in Vector's Prospectus and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Stockholders of Vector are advised to read each preliminary proxy statement of Vector and, when available, its definitive proxy statement in connection with its solicitation of proxies for a special meeting of stockholders because they will contain important information. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the acquisition of Cyalume. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Vector Security Intersect Acquisition Corporation, 65 Challenger Road, Ridgefield Park, NJ, 07660. Each preliminary proxy statement and definitive proxy statement, once available, can also be obtained, without charge, at the U.S. Securities and Exchange Commission's internet site www.sec.gov.

Vector and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Vector's stockholders to be held to approve the acquisition of Cyalume. Information regarding Vector's directors and executive officers is available in its Form 10-K for the year ended December 31, 2007, filed with the U.S. Securities and Exchange Commission, and such information will be available in the proxy statements. No person other than Vector has been authorized to give any information or to make any representations on behalf of Vector or Cyalume in connection with the acquisition, and if given or made, such other information or representations must not be relied upon as having been made or authorized by Vector.

Source: Vector Intersect Security Acquisition Corporation